Exhibit 99.1

SBC Medical Group Holdings Inc. Announces Fourth Quarter and Full Year 2024 Financial Results

Irvine, California, U.S.A., March 28, 2025 (Business Wire) — SBC Medical Group Holdings Incorporated (NASDAQ: SBC, “SBC Medical” or the “Company”), a global owner, operator and provider of management services and products to cosmetic treatment centers, today announced its financial results for - the three months ended December 31, 2024 and full year 2024.

Fourth Quarter 2024 Highlights

●	Total revenues were $44 million, representing a 29% year-over-year decrease.

●	Gross profit was $34 million, representing a 22% year-over-year decrease.

●	Income from operations was $5 million, representing an 80% year-over-year decrease.

●	EBITDA[1], which is calculated by adding depreciation and amortization expense and impairment loss to income from operations was $21 million, representing a 22% year-over-year decrease. EBITDA margin[1] was 47% for the fourth quarter of 2024, compared to 43% for the fourth quarter of 2023.

●	Net income attributable to SBC Medical Group was $7 million, representing a 54% year-over-year decrease.

●	Earnings per share, which is defined as net income attributable to the Company divided by the weighted average number of outstanding shares, was $0.06 for the three months ended December 31, 2024, representing a year-over-year decrease of 58%.

Full Year 2024 Highlights

●	Total revenues were $205 million, representing a 6% year-over-year increase.

●	Gross Profit was $156 million, representing a 14% year-over-year increase.

●	Income from operations was $70 million, representing a 1% year-over-year decrease.

●	EBITDA[1], which is calculated by adding depreciation and amortization expense and impairment loss to income from operations was $89 million, representing an 8% year-over-year increase. EBITDA margin[1] was 43% for the year of 2024, compared to 43% for the year of 2023.

●	Net Income attributable to SBC Medical Group was $47 million, representing an 18% year-over-year increase.

●	Return on equity, which is defined as net income attributable to the Company divided by the average of shareholder’s equity as of December 31, 2023, and December 31, 2024, was 28% representing a year-over-year decrease of 4 percentage points.

●	Earnings per share, which is defined as net income attributable to the Company divided by the weighted average number of outstanding shares, was $0.48 for the twelve months ended December 31, 2024, representing a year-over-year increase of 14%.

●	Number of partner clinics was 251 as of December 31, 2024, representing an increase of 43 clinics from December 31, 2023.

1 EBITDA and EBITDA Margin are non-GAAP financial measures. For more information on non-GAAP financial measure, please see the section of “Use of Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliations of GAAP and Non-GAAP Results.”

●	Number of customers[2] in the last twelve months ended December 31, 2024, was 6.03 million, representing a 15% year-over-year increase.

●	Repeat rate for customers[3] who visited franchisee’s clinics twice or more was 71%.

Yoshiyuki Aikawa, Chairman and Chief Executive Officer of SBC Medical, said, “The year of 2024 was a momentous year for us, showcasing our solid performance and sustained growth, culminating in our successful Nasdaq listing. We delivered strong 2024 results with top line growing by 6% while bottom line surged 18% year over year.  More encouragingly, supported by our extensive network of 251 clinics, we served 6.0 million loyal customers over the last twelve months, with a repeat rate exceeding 70%. As we continue to see increasing global demand for aesthetic medical services, we remain committed to developing a strong franchising structure and network, and expanding our business both domestically and internationally. Looking ahead, we remain dedicated to not only maintaining, but expanding, our competitive edge while capturing the significant growth opportunities both at home and abroad. With these goals we aim to create long-term value and drive sustainable growth for our shareholders.”

Full Year 2024 Financial Results

Total revenues were $205 million, an increase of 6% year-over-year despite the negative impact of the discontinuation of the staffing business, driven by the expansion of franchise clinics.

EBITDA was $89 million, an increased 8% year-over-year due to one-time factors such as stock-based compensation expenses (USD 13.0 million). However, excluding these one-time factors and foreign exchange impacts (USD 6.9 million), EBITDA increased 32% year-over-year.

Non-operating income and expenses totaled USD 3 million, primarily driven by the gain on the sale of Cellpro Japan, partially offset by an impairment loss on certain equity holdings. Consequently, net income attributable to SBC increased 18% year-over-year, achieving both revenue and profit growth compared to the previous fiscal year.

Business Highlights

In 2024, Japan’s Ministry of Health, Labor and Welfare, the regulator of the medical industry, raised concerns regarding the expansion of aesthetic medical business, and intensified competition, which led to the shake out of some hair removal clinics. Despite such a challenging competitive environment, SBC Medical maintained its market leadership by driving market expansion through an appropriate pricing strategy for franchise clinics. As a result, the number of customers reached 6 million, a 15% year-over-year increase, while the number of unique customers4 grew 11% year-over-year to 1.9 million.

On the overseas business, SBC Medical acquired Aesthetic Healthcare Holdings Pte. and its subsidiaries (“AHH”) in Singapore, securing a strategic footprint to function as the Company’s business hub in Asia. Additionally, SBC Medical launched the “SBC Wellness” employee benefit program and entered into a strategic partnership with B4A, a SaaS company for aesthetic clinics in Japan, executing key initiatives to expand its business.

2 The number of customers takes into account customers of SBC brand clinics, Rize Clinic and Gorilla Clinic, but does not take account customers of AHH Clinics

3 The number of customers takes into account customers of SBC brand clinics, Rize Clinic and Gorilla Clinic, but does not take account customers of AHH Clinics, but excluding free counseling

4 The number of unique customers account for each individual customer only once, regardless of how many times they have used our clinics or franchise clinics

Outlook for FY2025

In FY2025, while the aesthetic dermatology market is expected to continue expanding, competition is also expected to intensify. To solidify its dominant market position, SBC Medical will implement strategic price revision and other initiatives.

Furthermore, to support the long-term expansion of our franchise clinic network, the Company will revise its franchise fee structure starting in April 2025. This revision aims to alleviate the initial financial burden on franchisees while introducing a tiered fee system aligned with clinic scale and the consulting services provided by SBC Medical Group Co., Ltd.

If the revised fee structure had been applied starting in April 2024, it is estimated that total revenues for fiscal year 2024 would have decreased by approximately 10%. However, the Company expects the impact on total revenues and income from operations for fiscal year 2025 to be offset by the absence of one-time losses that were recorded in fiscal year 2024, which were impairment loss on intangible assets and stock-based compensation. Nevertheless, the ultimate financial impact remains uncertain and will depend on a number of factors, many of which are beyond the Company’s control.

Conference Call

The Company will hold a conference call on Friday, March 28, 2025, at 8:00 am Eastern Time (or Friday, March 28, 2025, at 9:00 pm Japan Time) to discuss the financial results and take questions live.

Please register in advance of the conference using the link provided below. It will automatically direct you to the registration page of “SBC 2024 Full Year Financial Results Briefing”. Please follow the steps to enter your registration details, then click “Submit”. Upon registration, you will be able to access the dedicated Conference Call viewing site. In addition to viewing the conference call, this site provides access to information about the speakers as well as past investor relations materials.

Pre-registration is accessible online at https://edge.media-server.com/mmc/p/demkfxps/.

Starting 10 minutes before the conference call begins, you will be able to view the full-year earnings presentation materials on the site. The materials will also be available for download.

A replay of the conference call will be accessible until March 28, 2026.

Additionally, a live and archived webcast of this conference call will be available at https://ir.sbc-holdings.com/ .

About SBC Medical

SBC Medical, headquartered in Irvine, California and Tokyo, Japan, owns and provides management services and products to cosmetic treatment centers. The Company is primarily focused on providing comprehensive management services to franchise clinics, including but not limited to advertising and marketing needs across various platforms (such as social media networks), staff management (such as recruitment and training), booking reservations for franchise clinic customers, assistance with franchise employee housing rentals and facility rentals, construction and design of franchise clinics, medical equipment and medical consumables procurement (resale), the provision of cosmetic products to franchise clinics for resale to clinic customers, licensure of the use of patent-pending and non-patented medical technologies, trademark and brand use, IT software solutions (including but not limited to remote medical consultations), management of the franchise clinic’s customer rewards program (customer loyalty point program), and payment tools for the franchise clinics.

For more information, visit https://sbc-holdings.com/

Use of Non-GAAP Financial Measures

The Company uses non-GAAP measures, such as EBITDA, in evaluating its operating results and for financial and operational decision-making purposes. The Company believes that the non-GAAP financial measures help identify underlying trends in its business. The Company believes that the non-GAAP financial measures provide useful information about the Company’s results of operations, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, cash flows or liquidity, investors should not consider them in isolation, or as a substitute for net loss, cash flows provided by operating activities or other consolidated statements of operations and cash flows data prepared in accordance with U.S. GAAP.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating the Company’s performance.

For more information on the non-GAAP financial measures, please see the table captioned “Unaudited Reconciliations of GAAP and Non-GAAP Results.”

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s financial performance; growth in revenue and earnings; business prospects and opportunities; and capital deployment plans and liquidity. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Contact:

In Asia:

SBC Medical Group Holdings Incorporated

Hikaru Fukui / Head of Investor Relations

E-mail: ir@sbc-holdings.com

In the US:

ICR LLC

Bill Zima / Managing Partner

Email: bill.zima@icrinc.com

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$125,044,092	$103,022,932
Accounts receivable	1,413,433	1,437,077
Accounts receivable – related parties	28,846,680	33,676,672
Inventories	1,494,891	3,090,923
Finance lease receivables, current – related parties	5,992,585	6,143,564
Customer loans receivable, current	10,382,537	8,484,753
Prepaid expenses and other current assets	11,276,802	10,050,005
Total current assets	184,451,020	165,905,926

Non-current assets:
Property and equipment, net	8,771,902	13,582,017
Intangible assets, net	1,590,052	19,739,276
Long-term investments, net	3,049,972	849,434
Goodwill, net	4,613,784	3,590,791
Finance lease receivables, non-current – related parties	8,397,582	3,420,489
Operating lease right-of-use assets	5,267,056	5,919,937
Deferred tax assets	9,798,071	—
Customer loans receivable, non-current	5,023,551	6,444,025
Long-term prepayments	1,745,801	4,099,763
Long-term investments in MCs – related parties	17,820,910	19,811,555
Other assets	15,553,453	15,442,058
Total non-current assets	81,632,134	92,899,345
Total assets	$266,083,154	$258,805,271

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,875,179	$26,531,944
Accounts payable – related party	659,044	—
Current portion of long-term loans	96,824	156,217
Notes payable, current – related parties	26,255	3,369,203
Advances from customers	820,898	2,074,457
Advances from customers – related parties	11,739,533	23,058,175
Income tax payable	18,705,851	8,782,930
Operating lease liabilities, current	4,341,522	3,885,812
Accrued liabilities and other current liabilities	8,103,194	21,009,009
Due to related party	2,823,590	3,583,523
Total current liabilities	61,191,890	92,451,270

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED BALANCE SHEETS — (Continued)

	As of December 31,
	2024	2023
Non-current liabilities:
Long-term loans	6,502,682	1,062,722
Notes payable, non-current – related parties	5,334	11,948,219
Deferred tax liabilities	926,023	6,013,565
Operating lease liabilities, non-current	1,241,526	2,444,316
Other liabilities	1,193,541	1,074,930
Total non-current liabilities	9,869,106	22,543,752
Total liabilities	71,060,996	114,995,022

Stockholders’ equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and 2023)**	—	—
Common stock ($0.0001 par value, 400,000,000 shares authorized, 103,020,816 and 94,192,433 shares issued, 102,750,816 and 94,192,433 shares outstanding as of December 31, 2024 and 2023, respectively)**	10,302	9,419
Additional paid-in capital**	62,513,923	36,879,281
Treasury stock (at cost, 270,000 and nil shares of common stock as of December 31, 2024 and 2023, respectively)	(2,700,000)	—
Retained earnings	189,463,007	142,848,732
Accumulated other comprehensive loss	(54,178,075)	(37,578,255)
Total SBC Medical Group Holdings Incorporated stockholders’ equity	195,109,157	142,159,177
Non-controlling interests	(86,999)	1,651,072
Total stockholders’ equity	195,022,158	143,810,249
Total liabilities and stockholders’ equity	$266,083,154	$258,805,271

**	Retrospectively restated for effect of reverse recapitalization on September 17, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2024	2023
Revenues, net – related parties	$195,173,889	$182,738,049
Revenues, net	10,241,653	10,804,374
Total revenues, net	205,415,542	193,542,423
Cost of revenues (including cost of revenues from a related party of $8,472,202 and $2,842,588 for the years ended December 31, 2024 and 2023, respectively)	49,365,035	56,238,385
Gross profit	156,050,507	137,304,038

Operating expenses:
Selling, general and administrative expenses	57,665,140	66,234,942
Stock-based compensation	13,022,692	—
Impairment loss on intangible asset	15,058,965	—
Misappropriation loss	—	409,030
Total operating expenses	85,746,797	66,643,972

Income from operations	70,303,710	70,660,066

Other income (expenses):
Interest income	19,943	86,748
Interest expense	(28,300)	(45,292)
Other income (including other income from related parties of $2,673,077 and nil for the years ended December 31, 2024 and 2023, respectively)	4,810,008	3,623,332
Other expenses	(5,463,153)	(745,519)
Gain on disposal of subsidiary	3,813,609	—
Total other income	3,152,107	2,919,269

Income before income taxes	73,455,817	73,579,335

Income tax expense	26,765,925	35,018,729

Net income	46,689,892	38,560,606
Less: net income (loss) attributable to non-controlling interests	75,617	(809,430)
Net income attributable to SBC Medical Group Holdings Incorporated	$46,614,275	$39,370,036

Other comprehensive loss:
Foreign currency translation adjustment	$(16,557,607)	$(12,855,686)
Reclassification of unrealized gain on available-for-sale debt security to net income when realized, net of tax effect of nil and $3,869 for the years ended December 31, 2024 and 2023, respectively	—	(8,760)
Total comprehensive income	30,132,285	25,696,160
Less: comprehensive income (loss) attributable to non-controlling interests	117,830	(948,896)
Comprehensive income attributable to SBC Medical Group Holdings Incorporated	$30,014,455	$26,645,056

Net income per share attributable to SBC Medical Group Holdings Incorporated**
Basic and diluted	$0.48	$0.42

Weighted average shares outstanding**
Basic and diluted	96,561,041	94,192,433

**	Retrospectively restated for effect of reverse recapitalization on September 17, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$46,689,892	$38,560,606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,799,377	12,246,942
Non-cash lease expense	3,870,198	3,297,824
Provision for (reversal of) credit losses	(402,196)	370,754
Stock-based compensation	13,022,692	—
Impairment loss on property and equipment	—	204,026
Impairment loss on intangible asset	15,058,965	—
Impairment loss on long-term investment	529,596	—
Realized gain on short-term investments	—	(223,164)
Fair value change of long-term investments	2,617,435	—
Gain on disposal of subsidiary	(3,813,609)	—
Loss (gain) on disposal of property and equipment and intangible assets	511,947	(249,532)
Deferred income taxes	(14,417,087)	4,113,395
Changes in operating assets and liabilities:
Accounts receivable	(733,219)	(596,069)
Accounts receivable – related parties	1,350,413	(22,402,301)
Inventories	1,124,805	(1,825,942)
Finance lease receivables – related parties	(5,991,486)	16,575,319
Customer loans receivable	18,477,327	413,867
Prepaid expenses and other current assets	(2,268,209)	4,102,808
Long-term prepayments	1,910,274	(3,539,280)
Other assets	(1,692,642)	(1,328,682)
Accounts payable	(9,588,067)	12,201,755
Accounts payable – related party	682,320	—
Notes payable – related parties	(34,756,754)	(23,816)
Advances from customers	(1,476,240)	461,043
Advances from customers – related parties	(9,144,031)	(4,264,184)
Income tax payable	11,228,429	13,359,434
Operating lease liabilities	(3,950,587)	(3,158,619)
Accrued liabilities and other current liabilities	(12,096,825)	4,452,022
Accrued retirement compensation expense – related party	—	(22,082,643)
Other liabilities	40,215	4,759
NET CASH PROVIDED BY OPERATING ACTIVITIES	20,582,933	50,670,322

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,564,643)	(8,543,351)
Purchase of intangible assets	—	(1,683,030)
Purchase of convertible note	(1,700,000)	(1,000,000)
Prepayments for property and equipment	(843,740)	(981,567)
Advances to related parties	(622,804)	(2,283,020)
Payments made on behalf of a related party	(5,572,564)	—
Purchase of short-term investments	—	(2,106,720)
Purchase of long-term investments	(331,496)	—
Long-term investments in MCs – related parties	—	(26,780)
Cash received (paid) for acquisition of subsidiaries, net of cash acquired	(4,236,009)	722,551
Long-term loans to others	(172,411)	(926,020)
Repayments from related parties	6,597,564	1,912,266
Repayments from others	176,109	581,274
Proceeds from sales of short-term investments	—	4,127,261
Proceeds from surrender of life insurance policies	—	3,954,760
Disposal of subsidiaries, net of cash disposed of	(832,416)	—
Proceeds from disposal of property and equipment	—	8,046,007
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(10,102,410)	1,793,631

SBC MEDICAL GROUP HOLDINGS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	As of December 31,
	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from a long-term loan	6,603,253	—
Borrowings from related parties	5,481,787	12,310,106
Proceeds from reverse recapitalization, net of transaction costs	11,707,417	—
Proceeds from issuance of common stock	—	10
Proceeds from exercise of stock warrants	31,374	—
Repayments of long-term loans	(119,017)	(8,730,942)
Repayments to related parties	(739,414)	(7,707,007)
Deemed contribution in connection with disposal of property and equipment	—	9,620,453
Deemed contribution in connection with reorganization	—	642,748
NET CASH PROVIDED BY FINANCING ACTIVITIES	22,965,400	6,135,368

Effect of changes in foreign currency exchange rate	(11,424,763)	(7,314,383)

NET INCREASE IN CASH AND CASH EQUIVALENTS	22,021,160	51,284,938
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE YEAR	103,022,932	51,737,994
CASH AND CASH EQUIVALENTS AS OF THE END OF THE YEAR	$125,044,092	$103,022,932

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$28,300	$45,292
Net cash paid for income taxes	$30,239,002	$17,842,407

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from long-term prepayments	$597,602	$7,681,830
An intangible asset transferred from long-term prepayments	$—	$17,666,115
Deemed contribution in connection with disposal of subsidiaries	$1,473,571	$—
Settlement of loan payable to a related party in connection with disposal of property and equipment	$—	$4,163,604
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$2,305,199
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$2,908,554	$2,110,079
Issuance of common stock from conversion of convertible note	$2,700,000	$—
Settlement of loan payable to a related party in connection with issuance of common stock	$—	$795
Non-cash purchase consideration for an asset acquisition	$—	$705,528
Issuance of promissory notes to related parties in connection with loan services provided	$20,524,499	$15,396,709

The accompanying notes are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

SBC MEDICAL GROUP HOLDINGS INCORPORATED

Reconciliations of GAAP and Non-GAAP Results

	For the Three Months Ended December 31,		For the Years ended December 31,
	2024	2023	2024	2023
Income from operations	$4,717,662	$23,989,307	$70,303,710	70,660,066
Depreciation and amortization expense	931,596	2,558,302	3,799,377	12,246,942
Impairment loss	15,058,965	-	15,058,965	-
EBITDA	20,708,223	26,547,609	89,162,052	82,907,008
EBITDA margin	47%	43%	43%	43%